Exhibit 4.8.19 - Electronic Catalogue (6) – Selection Explanation for SUNTEC Water Pump
三生水泵选择说明：

Specification for Selecting Sunshine’s Water Pump

1、	LB1~2

设计院参数：	Q:187cmh Parameters from Designing Institute

H:24m
P:18.5kw
SUNTEC:	Q:187cmh
H:26.1m
P:18.5kw

2、	LB3~4

设计院参数：	Q:280cmh Parameters from Designing Institute

H:24m
P:30kw
SUNTEC:	Q:279cmh
H:26.4m
P:30kw

3、	L2-2~4

设计院参数：	Q:112~192cmh Parameters from Designing Institute

H:34~28m
P:22kw
SUNTEC:	Q:147cmh
H:29.2m
P:18.5kw

4、	L1-3~5

设计院参数：	Q:131~225cmh Parameters from Designing Institute

H:29.5~24.5m
P:22kw
SUNTEC:	Q:170cmh
H:31.5m
P:22kw